Exhibit 99.1

Two Rivers Financial Group, Inc.

Proxy For Special Meeting Of Shareholders – [●], 2026

The undersigned hereby appoints [●] and [●] or either of them (with full power to act alone) proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Two Rivers Financial Group, Inc. (“Two Rivers”) which the undersigned is entitled to vote at the Special Meeting of Two Rivers Financial Group, Inc. to be held on [●], 2026 at [●] Central Time, or at any adjournment thereof:

1.	With respect to the adoption of the Agreement and Plan of Merger, dated as October 29, 2025, among Two Rivers, First Mid Bancshares, Inc. (“First Mid”) and Star Sub LLC, a newly formed wholly-owned subsidiary of First Mid (“Star Sub”), pursuant to which Two Rivers will merge with and into Star Sub with Star Sub as the surviving entity and a wholly-owned subsidiary of First Mid, and the transactions contemplated therein .

FOR	AGAINST	ABSTAIN

2.	With respect to the approval to adjourn the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein.

FOR	AGAINST	ABSTAIN

Note: In accordance with their discretion, to vote upon all other matters that may properly come before the special meeting.

The Board of Directors recommends a vote “FOR” each of the listed proposals.

(Record Holder Name) (Number of Shares Held)

I approve this Proxy to be voted as specified above, for the amount of shares of Two Rivers stock listed in the above named account and in the discretion of the proxy holders on any other matters that may properly come before the special meeting, and if no specification is made, to be voted FOR these proposals.

Signed this _________ day of _______________________________, 202[●].

(signature)	(signature)
(name/title)	(name/title)

(All joint owners must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title. If more than one trustee, all should sign.)